Exhibit 5.1

LAURA ANTHONY, ESQ.

CRAIG D. LINDER, ESQ.*

JOHN CACOMANOLIS, ESQ.**

Associates and OF COUNSEL:

CHAD FRIEND, ESQ., LLM

MICHAEL R. GEROE, ESQ., CIPP/US***

JESSICA HAGGARD, ESQ. ****

PETER P. LINDLEY, ESQ., CPA, MBA

JOHN LOWY, ESQ.*****

STUART REED, ESQ.

LAZARUS ROTHSTEIN, ESQ.

SVETLANA ROVENSKAYA, ESQ.******

HARRIS TULCHIN, ESQ. *******

WWW.ALCLAW.COM WWW.SECURITIESLAWBLOG.COM DIRECT E-MAIL: LANTHONY@ALCLAW.COM

*licensed in CA, FL and NY

**licensed in FL and NY

***licensed in CA, DC, MO and NY

****licensed in Missouri

*****licensed in NY and NJ

******licensed in NY and NJ

*******licensed in CA and HI (inactive in HI)

January 23, 2024

AERWINS Technologies Inc.

The Walnut Building

691 Mill St, Suite 204

Los Angeles, CA 90021

Re:	Aerwins Technologies Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Aerwins Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1, as publicly filed with the Securities and Exchange Commission (the “Commission”) on January 23, 2024, and as thereafter amended, (the “Registration Statement”), with respect to the Company’s offering (the “Offering”) of 137,614,679 shares of the Company’s common stock, par value $0.000001 per share (the “Common Stock”)

In our capacity as counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith, and (iii) all Common Stock will be issued in compliance with applicable U.S. federal and state securities and other laws (other than the laws of the State of Delaware in respect of which we are opining).

Based upon and subject to the foregoing, and having regard for such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of Delaware

1. The Common Stock has been duly authorized by the Company.

2. The Common Stock, when issued, sold and paid for as contemplated in the Prospectus, will be validly issued, fully paid, and non-assessable.

3. The Common Stock, when issued, sold and paid for as contemplated in the Prospectus, will be validly issued, fully paid, and non-assessable.

This opinion is limited to the laws of the State of Delaware as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement or Prospectus.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

1700 PALM BEACH LAKES BLVD., SUITE 820 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-514-0832